Exhibit 10.4

WELLS FARGO BANK, NATIONAL ASSOCIATION
1808 Aston Avenue, Suite 250
Carlsbad, CA 92008
WELLS FARGO SECURITIES, LLC
550 South Tryon Street
Charlotte, North Carolina 28202
TRUIST BANK
303 Peachtree Road
Atlanta, GA 30308

CONFIDENTIAL
March 25, 2020
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, NY 13203
Attention: Tony Hull, Chief Financial Officer

Re:	Carrols Side Letter Second Amendment to Credit Agreement
Ladies and Gentlemen:
Reference is made to (i) that certain Credit Agreement, dated as of April 30, 2019, as amended by the First Amendment on December 13, 2019 (the “Credit Agreement”), by and among Carrols Restaurant Group, Inc. (“Carrols” or “you”), the lenders party thereto (collectively, the “Existing Lenders”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent and the other persons party thereto and (ii) the Second Amendment to the Credit Agreement, dated as of the date hereof, among you, Wells Fargo Bank, Wells Fargo Securities, LLC and Truist Bank (Wells Fargo Bank, Wells Fargo Securities, LLC and Truist Bank, collectively, “we” or “us”), as successor by merger to SunTrust Bank (the “Second Amendment”). All capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement or the Second Amendment, as applicable. Reference is also made to each agreement, dated as of the date hereof, between you and each Person separately identified by you to us prior to the date hereof as a “Specified Lessor”.
In connection with the agreements of Wells Fargo Bank and Truist Bank under the Second Amendment, you hereby agree with us that you shall not, and you shall not permit any of your Subsidiaries to, make or cause to be made any rent payments to any Specified Lessor or any subsidiary or affiliate of any Specified Lessor, in each case, during the period commencing on April 1, 2020, and ending on June 30, 2020 (such period, the “Restricted Period”). On the first Business Day of each month during the Restricted Period, you agree to provide us with (i) a certificate executed by a Responsible Officer certifying as to your compliance with this letter and (ii) a projection of cash flow for the next succeeding thirteen weeks as of such date in form reasonably satisfactory to us.
This letter and its terms or substance shall not be disclosed, directly or indirectly, to any other person or entity by any person party hereto without the consent of each of the other parties hereto except pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or, to the extent requested or required by governmental and/or regulatory authorities or to the extent necessary in connection with the exercise of any remedy or enforcement of any rights hereunder.
Section 9.5(b) of the Credit Agreement is incorporated herein, mutatis mutandis, with respect to the agreements set forth in this letter as if this letter were a Loan Document, with references to Indemnitee in such Section 9.5(b) meaning each of us and each of our respective Related Parties.
THIS LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF THIS LETTER OR THE PERFORMANCE OF SERVICES THEREUNDER. With respect to any suit, action or proceeding arising in respect of this letter or any of the matters contemplated hereby or thereby, the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, and irrevocably and unconditionally waive any objection to the laying of venue of such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of us will be effective service of process against such party for any action or proceeding relating to any such dispute. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of us.
This letter embodies the entire agreement and understanding among us and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof. No person has been authorized by any of us to make any oral or written statements inconsistent with this letter. This letter shall not be assignable by any party hereto. This letter is not intended to benefit or create any rights in favor of any person other than the parties hereto. This letter may be executed in separate counterparts and delivery of an executed signature page of this letter by facsimile, electronic mail or other electronic means shall be effective as delivery of manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. This letter may only be amended, modified or superseded by an agreement in writing signed by each of you and us, and shall remain in full force and effect and not be superseded by any other documentation unless such other documentation is signed by each of the parties hereto and expressly states that this letter is superseded thereby. Each of the parties hereto agrees that this letter is a binding and enforceable agreement with respect to the subject matter contained herein.
[Signature Pages Follow]

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this letter and returning it to us.
Sincerely,
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:        /s/ Maureen Malphus
    Name:    Maureen Malphus
    Title:    Vice President
WELLS FARGO SECURITIES, LLC
By:        /s/ Kevin A. Wright
    Name:    Kevin A. Wright
    Title:    Director

Sincerely,
TRUIST BANK
By:        /s/ Max N. Greer III
    Name:    Max N. Greer III
    Title:    Senior Vice President

Agreed to and accepted as of the date first
above written:
CARROLS RESTAURANT GROUP, INC.
By:        /s/ Anthony E. Hull
    Name:    Anthony E. Hull
    Title:    Vice President, Chief Financial Officer
and Treasurer